Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - July 2005

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008	1998-8 $602MM 9/18/2005

Yield	15.72%	15.72%	15.72%	15.72%	15.72%
Less: Coupon	3.66%	3.71%	3.66%	3.83%	3.65%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	6.00%	6.00%	6.00%	6.00%	6.00%
Excess Spread:
July-05	4.56%	4.51%	4.56%	4.39%	4.57%
June-05	4.68%	4.64%	4.69%	4.48%	4.68%
May-05	5.29%	5.30%	5.35%	5.15%	5.36%
Three Month Average Excess Spread	4.84%	4.82%	4.87%	4.67%	4.87%
Delinquency:
30 to 59 Days	1.19%	1.19%	1.19%	1.19%	1.19%
60 to 89 Days	0.84%	0.84%	0.84%	0.84%	0.84%
90+ Days	1.70%	1.70%	1.70%	1.70%	1.70%
Total	3.73%	3.73%	3.73%	3.73%	3.73%
Payment Rate	15.22%	15.22%	15.22%	15.22%	15.22%

Series Deal Size Expected Maturity	1999-2 $602MM 2/21/2006	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006

Yield	15.72%	15.73%	15.72%	15.72%
Less: Coupon	3.91%	3.67%	3.66%	3.59%
Servicing Fee	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	6.00%	6.00%	6.00%	6.00%
Excess Spread:
July-05	4.31%	4.56%	4.56%	4.63%
June-05	4.41%	4.68%	4.68%	4.74%
May-05	5.07%	5.35%	5.36%	5.36%
Three Month Average Excess Spread	4.60%	4.86%	4.87%	4.91%
Delinquency:
30 to 59 Days	1.19%	1.19%	1.19%	1.19%
60 to 89 Days	0.84%	0.84%	0.84%	0.84%
90+ Days	1.70%	1.70%	1.70%	1.70%
Total	3.73%	3.73%	3.73%	3.73%
Payment Rate	15.22%	15.22%	15.22%	15.22%